 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 12, 2016

DNB Financial Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	1-34242	23-2222567
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4 Brandywine Avenue, Downingtown, Pennsylvania		19335
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant's telephone number, including area code:	(610) 269-1040

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On January 13, 2016, the Board of Directors of DNB Financial Corporation and its wholly owned subsidiary, DNB First, National Association (the "Company") appointed Director James H. Thornton as interim Chairperson.  In addition, the Board of Directors appointed William J. Hieb, Director, President and Chief Risk & Credit Officer to serve as the Company's interim Chief Executive Officer.

Mr. Thornton has been a Director since 1995. He is presently Chairman of the Audit Committee and the Benefits & Compensation Committee and serves on the Executive Committee. Mr. Thornton is the President of Thornton Consulting, a hospital and healthcare consulting firm, which he established in February 2009. From December 2006 to December 2008, Mr. Thornton was the CEO of John Dempsey Hospital of the University of Connecticut Health Center and was the Interim Chief Operating Officer of the Connecticut Children's Medical Center from December 2005 to December 2006. From July 1994 to December 2000, Mr. Thornton was the Chief Executive Officer of Brandywine Health System.

Mr. Hieb has over 37 years of commercial banking experience involving lending, credit administration and wealth management. Mr. Hieb has been a Director of the Corporation since 2005 and a Director of the Bank since 2004. Mr. Hieb has served as President and Chief Risk & Credit Officer of the Corporation and the Bank since April 2011. Prior to that, Mr. Hieb served as President and Chief Operating Officer of the Corporation and the Bank since January 2005. Mr. Hieb is presently Chairman of the Wealth Management Committee and a member of the Board Loan Committee.

On January 13, 2016, the Board of Directors elected Mary D. Latoff as director of DNB Financial Corporation and its subsidiary, DNB First, National Association. Ms. Latoff will serve in the class of directors whose term expires in 2016.

Ms. Latoff is a former financial officer for Chester County's Department of Human Services and has held various positions with the Chester County Youth Center.

There are no arrangements or understandings between Ms. Latoff and any other person or persons pursuant to which Ms. Latoff was elected as Director, and there is no family relationship between Ms. Latoff and any other director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer. There are no transactions between the Company and Ms. Latoff that are reportable pursuant to Item 404(a) of Regulation S-K. The Company did not enter into or materially amend any material plan, contract or arrangement with Ms. Latoff in connection with her election as Director.  Ms. Latoff will be eligible to receive director fees and participate in any Company plans available to a director.

 A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

Item 8.01 Other Events

The information provided above in response to Item 5.02 of this Current Report on Form 8-K is also responsive to Item 8.01 of this Current Report on Form 8-K and is hereby incorporated by reference into this Item 8.01.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits. The following exhibit is furnished herewith:

99.1 Press Release, dated January 13, 2016 of DNB Financial Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DNB Financial Corporation

January 13, 2016	By:	/s/ Gerald F. Sopp
Name: Gerald F. Sopp
Title: Chief Financial Officer and Executive Vice President

Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated January 13, 2016 of DNB Financial Corporation